As filed with the Securities and Exchange Commission on July 17, 2009
Registration No. 333-160495

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gerber Scientific, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	06-0640743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

83 Gerber Road West
South Windsor, Connecticut 06074
(860) 644-1551
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc T. Giles
President and Chief Executive Officer
Gerber Scientific, Inc.
83 Gerber Road West
South Windsor, Connecticut 06074
(860) 644-1551
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard J. Parrino, Esq. Hogan & Hartson L.L.P. Columbia Square 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600	William V. Grickis, Jr., Esq. Senior Vice President and General Counsel Gerber Scientific, Inc. 83 Gerber Road West South Windsor, Connecticut 06074 (860) 644-1551

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$35,000,000

Gerber Scientific, Inc.

Debt Securities, Common Stock, Preferred Stock,
Depositary Shares, Warrants, Rights and Units

We may offer from time to time:

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	shares of common stock;

•	shares of preferred stock, which may be represented by depositary shares;

•	warrants to purchase our debt securities, shares of common stock, shares of preferred stock or depositary shares;

•	rights to purchase shares of common stock; and

•	any combination of the foregoing as units.

This prospectus describes some of the general terms that may apply to the securities. Each time that we offer securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell the securities to or through one or more underwriters or dealers, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is listed on the New York Stock Exchange under the symbol “GRB.” On July 16, 2009, the closing price of the common stock on the New York Stock Exchange was $2.56.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 17, 2009.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings for up to a total dollar amount of $35,000,000. This prospectus provides you with a general description of the securities we may offer. Each time that we offer securities under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained in this prospectus or in the documents that we have incorporated by reference in this prospectus. You should carefully read this prospectus, the prospectus supplement and any free writing prospectus, together with the information incorporated by reference in this prospectus, before deciding to invest in our securities.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such prospectus supplement or such free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, as described under “Where To Find Additional Information.”

i

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary is not intended to be a complete description of the matters covered in this prospectus and is subject to, and qualified in its entirety by, reference to the more detailed information and financial statements (including the notes thereto) included or incorporated by reference in this prospectus.

Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to “we,” “us,” “our” and “Gerber” means Gerber Scientific, Inc. and its consolidated subsidiaries.

Our Company

Gerber develops, manufactures, distributes and services capital equipment and software in three industries worldwide. Of its total revenue of $552.8 million for fiscal 2009, Gerber generated $320.7 million in sales of printing equipment, software and related supplies to approximately 35,000 customers in the sign making and specialty graphics industry; $174.6 million in sales of sophisticated design and cutting equipment and software to approximately 20,500 customers in the apparel and flexible materials industry; and $57.5 million in sales of processing equipment, software and related supplies to approximately 7,000 customers in the ophthalmic lens processing industry. Gerber operates manufacturing facilities in the United States, Canada, the United Kingdom, Denmark, Germany and China and maintains sales, distribution and service operations in over 25 countries. To maximize its geographic sales coverage, Gerber markets its products through both a direct sales force and independent sales agents located throughout all of the company’s domestic and international markets. Revenue from international sales, including United States export sales, represented approximately 68% of total revenue for fiscal 2009. As of April 30, 2009, Gerber had approximately 2,180 employees, of whom approximately two-thirds were based outside the United States.

Gerber’s sales strategy emphasizes new product development and expansion into new geographic markets. Significant product launches by Gerber’s three businesses in the past two fiscal years have included Gerber Scientific’s Solara iontm wide-format ultraviolet inkjet printer, Gerber Technology’s GERBERcutter® XLc7000 apparel cutting system and Gerber Coburn’s Advanced Lens Processing System. Gerber’s product development process focuses on platform development that enables the company to leverage its product innovations with product extensions and add-ons. Gerber’s long-term growth strategy features geographic expansion in Asian markets, particularly in China, and the addition of markets throughout Europe.

Gerber pursues a number of initiatives intended to improve its operating efficiency and gross profit margins. The focus of this effort is the implementation of lean manufacturing principles aimed at increasing Gerber’s profit margins, including strengthening manufacturing policies and procedures, consolidating and improving supplier relationships, improving inventory methods and reducing inventory, seeking low-cost sourcing opportunities for key parts and components used in the company’s newer products, and increasing the company’s offerings of higher-margin value-added products.

To supplement its internal growth, Gerber follows a targeted acquisition strategy that focuses on “bolt-on” acquisition candidates that management expects will contribute to the growth of Gerber’s core businesses, increase earnings per share, and generate positive cash flow in the first year of acquisition. In the past two fiscal years, in accordance with this strategy, Gerber has acquired Data Technology, Inc., a manufacturer of automated cutting hardware for the packaging and graphics industries, Gamma Computer Tech Co., Ltd, a China-based manufacturer of equipment for apparel and flexible materials markets, and Virtek Vision International, Inc., a company located primarily in Canada and Germany that manufactures precision laser-based templating, inspection, marking and engraving solutions for industrial material operations.

Our Corporate Information

Gerber Scientific, Inc. was incorporated in Connecticut in 1948. Gerber Scientific, Inc. is a holding company that conducts its operations through wholly-owned subsidiaries. Gerber’s principal executive offices are located at 83 Gerber Road West, South Windsor, Connecticut 06074, and its main telephone number at that address is (860) 644-1551. We maintain our general corporate web site at www.gerberscientific.com. The contents of our web site are not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties affecting us and our securities incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended April 30, 2009, the other information contained or incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline. The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in the information incorporated by reference in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, or “Exchange Act.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, financial position, levels of activity, performance or achievements to be materially different from any future results, financial position, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar words. You should read statements that contain these words carefully because they discuss our expectations concerning our future results of operations or financial position, or state other forward-looking information. There may be events in the future, however, that we are not able to control or predict accurately. The risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2009, and in the other information contained or incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations that we describe in the forward-looking statements. The occurrence of the events described in such risks and other information could have a material adverse effect on our business, results of operations and financial position.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on any forward-looking statement included or incorporated by reference in this prospectus, which applies only as of the date on which such statement is made. We expressly disclaim any duty to update our forward-looking statements, and the estimates and assumptions associated with them, after the date on which we make such statements, whether to reflect changes in circumstances or our expectations, the occurrence of unanticipated events, or otherwise.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include capital expenditures, the repayment or refinancing of indebtedness, working capital and the financing of business or product acquisitions. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the fiscal years indicated.

Fiscal Year Ended April 30,
2005	2006	2007	2008	2009

— (1)	2.1	3.6	3.5	— (1)

(1)	There were insufficient earnings available to cover fixed charges for the fiscal years ended April 30, 2005 and 2009. As a result, the ratio of earnings to fixed charges was less than 1.0 for each such year. The deficiency of earnings to fixed charges was $10.1 million for the fiscal year ended April 30, 2005 and $1.8 million for the fiscal year ended April 30, 2009.

We compute our ratio of earnings to fixed charges by dividing pre-tax income (loss) from continuing operations, before adjustment for income or loss from equity investees, plus fixed charges and less capitalized interest, by fixed charges. Fixed charges consist of interest expense, including interest expense from amortized premiums, discounts and capitalized expenses related to indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases, which we estimate to be one-third of such payments.

We had no preference equity securities outstanding in any of the fiscal years presented.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, depositary shares, warrants, rights and units that we may offer and sell from time to time. The summary descriptions are not meant to be complete descriptions of the securities. At the time of an offering and sale, this prospectus together with the applicable prospectus supplement will describe the material terms of the securities being offered.

Debt Securities

The following description sets forth certain general provisions of the debt securities that may be offered by means of this prospectus. The particular terms of the debt securities being offered and the extent to which the general provisions described below apply will be described in a prospectus supplement relating to the debt securities.

Any senior debt securities offered by means of this prospectus will be issued under a senior debt securities indenture, as amended or supplemented from time to time, which we refer to as the “Senior Debt Securities Indenture,” between Gerber and such trustee as may be appointed by Gerber. Any subordinated debt securities offered by means of this prospectus will be issued under a separate subordinated debt securities indenture, as amended or supplemented from time to time, which we refer to as the “Subordinated Debt Securities Indenture,” between Gerber and such trustee as may be appointed by Gerber. The Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture are referred to in this prospectus individually as the “Indenture” and collectively as the “Indentures.” A form of the Senior Debt Securities Indenture and a form of the Subordinated Debt Securities Indenture have been filed as exhibits to the Registration Statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described below under “Where to Find Additional Information.”

The Indentures are and will be subject to and governed by the Trust Indenture Act of 1939, or “Trust Indenture Act.” The description of the Indentures set forth below assumes that Gerber has entered into both of the Indentures. Gerber will execute and deliver one or both of the Indentures when and if it issues debt securities. The statements made in this prospectus relating to the Indentures and the debt securities to be issued under the Indentures are summaries of some provisions of the Indentures and such debt securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such debt securities. Unless otherwise specified, capitalized terms used but not defined in this prospectus have the meanings set forth in the Indentures.

References to “Gerber” in this description of debt securities are to Gerber Scientific, Inc.

General

The debt securities offered by means of this prospectus will be direct obligations of Gerber. Senior debt securities will rank equally in right of payment with other senior and unsubordinated debt of Gerber that may be outstanding from time to time, and will rank senior in right of payment to all subordinated debt of Gerber that may be outstanding from time to time. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt of Gerber, as described under “— Subordination” below.

The debt securities may be secured or unsecured obligations of Gerber.

Each Indenture provides that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by one or more resolutions of the Board of Directors of Gerber or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

Each Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. Any trustee under either Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee will be appointed by Gerber, by or pursuant to a resolution adopted by the Board of Directors, to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated herein or therein, any action described to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

The supplement to this prospectus relating to the series of debt securities being offered will contain information on the specific terms of such debt securities, including:

(1) the title of such series of debt securities;

(2) the classification of such debt securities as senior debt securities or subordinated debt securities;

(3) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(4) the percentage of the principal amount of such debt securities that will be issued and, if other than the entire principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount thereof that is convertible in accordance with the provisions of the applicable Indenture, or the method by which such portion shall be determined;

(5) the terms and conditions, if any, upon which such debt securities may be convertible into or exchangeable for other securities of Gerber and the terms and conditions upon which such conversion or exchange will be effected, including, without limitation, whether such debt securities are convertible into or exchangeable for common stock or other capital stock of Gerber, the initial conversion price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders or Gerber, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such debt securities;

(6) the date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

(7) the rate or rates, or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

(8) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the date or dates on which any such interest will be payable, the regular record dates for the interest payment dates, or the method by which the regular record dates are to be determined, the person to whom such interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(9) the place or places where the principal of (and premium, if any) and interest and any additional amounts related to specified taxes imposed on the holders of such debt securities, or “Additional Amounts,” on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange, and where notices or demands to or upon Gerber in respect of such debt securities and the applicable Indenture may be served;

(10) the date or dates on which, or period or periods within which, the price or prices at which, the currency in which, and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of Gerber, if Gerber is to have such an option;

(11) the obligation, if any, of Gerber to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the date or dates on which, or period or periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(12) if other than U.S. dollars, the foreign currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(13) whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined;

(14) whether such debt securities will be secured, and if so, the property covered by the security interest, the priority of the security interest, the method of perfecting the security interest and any escrow arrangements related to the security interest;

(15) whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

(16) any deletions from, modifications of or addition to the events of default or covenants of Gerber with respect to such debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the applicable Indenture;

(17) whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on such debt securities are to be payable, at the election of Gerber or a holder, in one or more currencies other than that in which such debt securities are payable in the absence of the making of such an election, the date or dates on which, or period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such debt securities are payable in the absence of the making of such an election and the currency or currencies in which such debt securities are to be payable upon the making of such an election;

(18) whether such debt securities will be issued in certificated or book-entry form and if in certificated form, the form and/or terms of the certificates or other documents and the other conditions to be satisfied;

(19) whether such debt securities will be in registered or bearer form, or both, the terms, if any, on which securities in registered form and in bearer form may be exchanged for each other, and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

(20) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable Indenture, and any provisions in modification of, in addition to or in lieu of such provisions;

(21) if such debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

(22) whether and to what extent such debt securities will be guaranteed by a guarantor and the identity of such guarantor;

(23) provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

(24) whether and under what circumstances Gerber will pay Additional Amounts as contemplated in the applicable Indenture on such debt securities to any holder thereof who is not a U.S. person and, if so, whether Gerber will have the option to redeem such debt securities in lieu of making such payment and the terms of any such option;

(25) the name of the applicable trustee and the address of its corporate trust office and, if other than the trustee, the name of each security registrar and paying agent;

(26) the date as of which any debt securities in bearer form and any temporary global security shall be dated if other than the date of original issuance; and

(27) any other terms of such debt securities not inconsistent with the provisions of the applicable Indenture.

Debt securities offered by means of this prospectus may be original issue discount securities, in that they provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. If they are original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to such securities will be described in the applicable prospectus supplement.

Neither Indenture contains any other provisions that would limit the ability of Gerber to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Gerber or in the event of a change of control of Gerber.

The rights of Gerber and its creditors, including holders of debt securities offered by means of this prospectus, to participate in the assets of Gerber’s subsidiaries upon the liquidation or recapitalization of such subsidiaries or otherwise will be subject to the prior claims of such subsidiaries’ respective secured and unsecured creditors (except to the extent that claims of Gerber itself as a creditor may be recognized).

Guarantees

The payment obligations of Gerber under any series of debt securities may be fully and unconditionally guaranteed, jointly and severally, by one or more subsidiaries of Gerber, subject to restrictions in credit agreements and other agreements to which the applicable guarantor is a party. If a series of debt securities is so guaranteed, the applicable prospectus supplement will describe the terms of any such guarantee.

The obligations of any guarantor under its guarantee of the debt securities will be limited to the maximum amount permitted by applicable law. In addition, the obligations of any guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the guarantor under its guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the guarantor; and

•	any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee.

The guarantee of any guarantor may be released under circumstances permitted by the applicable Indenture or supplemental indenture.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series offered by means of this prospectus in registered form will be issuable in denominations of $1,000 and integral multiples thereof and in bearer form will be issuable in denominations of $5,000, except that securities issued in global form may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest and any Additional Amounts on any series of debt securities offered by means of this prospectus will be payable at the office or agency designated by Gerber in accordance with the Indenture. Unless otherwise specified in the applicable prospectus supplement, payment of interest on any such series of debt securities to the holders thereof on any regular record date will be made (1) to each person entitled thereto having an aggregate principal amount of debt securities of $1,000,000 or less, by check mailed to the address of such person as it appears in the security register and (2) to each person entitled thereto having an aggregate principal amount of debt securities of more than $1,000,000, either by check mailed to such person or, upon application by any such person to the security registrar not later than the applicable record date, by wire transfer in immediately available funds to such person’s account within the United States. Such an application will remain in effect until such person notifies the security registrar in writing to the contrary. In the case of any securities issued in bearer form, payment of interest may be made, at Gerber’s option, by transfer to an account maintained by the payee with a bank located outside the United States.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest and any Additional Amounts on any debt securities in global form registered in the name of or held by The Depository Trust Company, or “DTC,” or its nominee will be payable to DTC or its nominee as the registered holder thereof.

Unless otherwise specified in the applicable prospectus supplement, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security offered by means of this prospectus, or “Defaulted Interest,” will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date, which we refer to as the “Special Record Date,” for the payment of such Defaulted Interest to be fixed by the applicable trustee, with notice thereof to be given to the holder of such debt security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus will be exchangeable for other debt securities in registered form of the same series and of a like aggregate principal amount and tenor of any authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee or at an office or agency established by Gerber in accordance with the Indenture. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus may be surrendered for registration of transfer thereof at the corporate trust office of the trustee or other office or agency referred to above. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities (other than specified exchanges not involving a transfer), but Gerber may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by Gerber with respect to any series of debt securities, Gerber at any time may rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Gerber will be required to maintain a transfer agent in each place of payment for such series. Gerber at any time may designate additional transfer agents with respect to any series of debt securities offered by means of this prospectus.

Gerber may change the paying agent or security registrar under either Indenture without prior notice to the holders of the series of debt securities outstanding thereunder, and also may act as the paying agent and security registrar for such series.

Neither Gerber nor the trustee for any series of debt securities offered by means of this prospectus will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption (or, in the case of bearer securities, the date of first publication of such notice);

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•	exchange debt securities in bearer form selected for redemption except for an exchange for any debt security that is registered in the security register of that series and of like tenor; or

•	issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Covenants

Existence.  Except as described under “— Consolidation, Merger and Sale of Assets” below, Gerber and each guarantor, if any, of the debt securities is required to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except that neither Gerber nor any such guarantor is obligated to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities issued under the Indenture.

Maintenance of Properties.  Gerber will cause, and will cause each of its subsidiaries to cause, all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Gerber may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except that Gerber and any subsidiary may discontinue the operation and maintenance of any such properties if it determines that the discontinuance thereof is no longer desirable in the conduct of its business and is not disadvantageous in any material respect to the holders of the debt securities issued under the Indenture.

Insurance.  Gerber will, and will cause each of its subsidiaries to, keep all of its insurable properties adequately insured against loss or damage with insurers of recognized responsibility in commercially reasonable amounts and types.

Payment of Taxes and Other Claims.  Gerber will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of Gerber or any subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of Gerber or any subsidiary, unless such lien would not have a material adverse effect upon such property, except that Gerber will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) for which Gerber has set apart and maintains an adequate reserve.

Delivery of SEC and Other Reports to the Trustee.  Gerber will ensure delivery to the trustee within 15 calendar days after it files annual and quarterly reports, information, documents and other reports with the SEC, copies of such reports and information, documents and other reports which Gerber is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If Gerber at any time is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will continue to provide the trustee with reports containing substantially the same information as Gerber would have been required to file with the SEC if Gerber had continued to have been subject to such reporting requirements. In such event, Gerber will provide the trustee with such reports at the times at which Gerber would have been required to provide the reports if it had continued to have been subject to such reporting requirements.

Additional Covenants.  Any additional material covenants of Gerber contained in an Indenture for a series of debt securities offered by means of this prospectus, or any deletions from or modifications of the covenants described above, will be described in the prospectus supplement relating to such series.

Consolidation, Merger and Sale of Assets

Each Indenture provides that Gerber shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, another person, unless (1) the resulting, surviving or transferee person (if not Gerber) is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such entity (if not Gerber ) expressly assumes by supplemental indenture, executed and delivered to the trustee in form reasonably satisfactory to the trustee, all of the obligations of Gerber under the applicable series of debt securities and such Indenture and (2) immediately after giving effect to such transaction, no default has occurred and is continuing under such Indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and shall be substituted for, and may exercise every right and power of, Gerber under the applicable Indenture.

Events of Default, Notice and Waiver

Each Indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1) default in any payment of interest on, or any Additional Amounts payable in respect of, any debt security of such series when due and payable, which default continues for a period of 30 days;

(2) default in the payment of the principal amount of (or premium, if any, on) any debt security of such series when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(3) failure by Gerber to comply with its obligations under “— Consolidation, Merger and Sale of Assets”;

(4) failure by Gerber for 90 days after written notice from the trustee or the holders of at least 25% in principal amount of such series of debt securities then outstanding has been received by Gerber to comply with any of its other agreements contained in the applicable Indenture;

(5) default under any agreement or other instrument under which Gerber or any majority-owned subsidiary then has outstanding indebtedness for money borrowed in excess of $25,000,000 in the aggregate for Gerber and/or any majority-owned subsidiary, whether such indebtedness now exists or shall hereafter be created (but excluding intercompany indebtedness), and either (a) such default results from the failure to pay any such indebtedness at its stated final maturity or (b) such default has caused the holder of such indebtedness to declare such indebtedness to be due and payable prior to its stated final maturity, unless within 30 days after receipt by Gerber of written notice of default given to Gerber by the trustee or the holders of at least 25% in principal amount of such series of debt securities then outstanding, the defaulted payment referred to in clause (a) above shall have been made, waived or extended or the default referred to in clause (a) shall have been cured, or the acceleration of indebtedness referred to in clause (b) above shall have been rescinded, stayed or annulled or such indebtedness shall have been repaid in full;

(6) certain events of bankruptcy, insolvency, or reorganization relating to Gerber or any Significant Subsidiary of Gerber or any guarantor of any debt security of such series;

(7) if any debt security of such series shall be convertible into common stock or other capital stock of Gerber, a default in such conversion, which default continues for a period of 15 days;

(8) a guarantee, if any, of any debt security of such series ceases to be, or is asserted in writing by Gerber or any guarantor not to be, in full force or effect or enforceable in accordance with its terms; and

(9) a final judgment for the payment of money in the amount of $10,000,000 or more (excluding any amounts covered by insurance) rendered against Gerber or any Significant Subsidiary of Gerber, which judgment is not paid, discharged, rescinded, stayed or annulled within 60 days after (a) the date on which the right to appeal thereof has expired if no such appeal has commenced or (b) the date on which all rights to appeal thereof have been extinguished.

The term “Significant Subsidiary” means each significant subsidiary of Gerber as defined in Regulation S-X promulgated under the Securities Act.

The prospectus supplement relating to a particular series of debt securities may contain information relating to deletions from, modifications of or additions to this list of events of default.

If an Event of Default under either Indenture with respect to debt securities of any series offered by means of this prospectus at the time outstanding, other than an Event of Default specified in clause (6) above, occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the outstanding debt securities of that series to be due and payable immediately by written notice thereof to Gerber (and to the applicable trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default specified in clause (6) above occurs, all unpaid principal of and accrued interest on the outstanding debt securities of that series (or such lesser amount as may be provided for in the debt securities of such series) shall ipso facto become and be immediately due and payable without any declaration or other act on the party of the trustee or any holder of any debt security of that series.

At any time after a declaration of acceleration with respect to debt securities of the applicable series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences if (1) Gerber shall have paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest, and any Additional Amounts, on the debt securities of such series, plus certain fees, expenses, disbursements and advances of the trustee and (2) all Events of Default, other than the non-payment of principal (or premium, if any) or interest on debt securities of such series, have been cured or waived as provided in the applicable Indenture. Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or interest or any Additional Amounts on any debt security of such series, (b) in the conversion or exchange of the debt securities in accordance with their terms or (c) in respect of a covenant or provision contained in the applicable Indenture that may not be modified or amended without the consent of the holders of all outstanding debt securities affected thereby.

Each trustee is required to give notice to the holders of debt securities within 90 days after a default under the applicable Indenture, except that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest or any Additional Amounts on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of the trustee consider in good faith such withholding to be in the interest of such holders.

Each Indenture provides that no holders of debt securities of any series offered by means of this prospectus may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the trustee thereunder, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series (and no direction inconsistent with such written request has been given to the trustee by holders of a majority in principal amount of the outstanding debt securities of that series), as well as an offer of indemnity reasonably satisfactory to it. This provision, however, will not prevent any holder of such debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on, and any Additional Amounts payable with respect to, such debt securities at the respective due dates thereof or for the enforcement of any conversion right in such debt securities.

Subject to provisions in each Indenture relating to its duties in case of default, each trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any holders of any series of debt securities offered by means of this prospectus then outstanding under such Indenture, unless such holders shall have offered to the applicable trustee reasonable security or indemnity satisfactory to the trustee. The holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee, however, may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining in such direction.

Within 120 days after the close of each fiscal year, Gerber and each guarantor, if any, of any series of debt securities offered by means of a prospectus supplement must deliver to each trustee a certificate, signed by one of several specified officers, as to such officer’s knowledge of its compliance with all conditions and covenants of the applicable Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.

Modification of the Indentures

Subject to specified exceptions, each Indenture and any series of debt securities outstanding under such Indenture may be amended by a supplemental indenture with the consent of the holders of at least a majority in principal amount of such outstanding series of debt securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of debt securities) and, subject to specified exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of at least a majority in principal amount of such outstanding series of debt securities. However, without the consent of each holder of an outstanding debt security of such series affected thereby, no amendment may, among other things:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the stated time for payment of interest on any debt security;

•	reduce the principal amount of, or extend the stated maturity of, any debt security;

•	make any change that adversely affects the conversion rights, if any, of any debt security;

•	make any debt security payable in money other than that stated in such debt security;

•	impair the right of any holder to receive payment of principal (and premium, if any) and interest on, or any Additional Amounts payable with respect to, such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security; or

•	modify the foregoing amendment provisions or the provisions relating to waivers of past defaults, except to increase the percentage of the principal amount of the debt securities whose holders are required to consent to an amendment or waiver, or to provide that certain other provisions of the applicable Indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of not less than a majority in principal amount of any series of debt securities outstanding under either Indenture have the right to waive compliance by Gerber with certain covenants in the applicable Indenture with respect to that series of debt securities.

Modifications and amendments of each Indenture may be made by Gerber and the applicable trustee without the consent of any holder of debt securities issued thereunder to:

•	cure any ambiguity, omission, defect or inconsistency contained in the Indenture;

•	provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of Gerber under the Indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of

Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

•	add guarantees with respect to the debt securities;

•	secure the debt securities;

•	add to the covenants of Gerber for the benefit of the holders of the debt securities, or to surrender any right or power conferred upon Gerber;

•	comply with any requirement of the SEC to effect the qualification of the Indenture under the Trust Indenture Act; or

•	make any change that does not materially and adversely affect the rights of the holders of the debt securities.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Each Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, (1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be (or shall have been declared to be) due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (2) the principal amount of a debt security denominated in a foreign currency or currencies that will be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in clause (1) above), (3) the principal amount of an indexed security that will be deemed outstanding will be the principal face amount of such indexed security on the issue date, unless otherwise provided with respect to such indexed security pursuant to the applicable Indenture, and (4) debt securities owned by Gerber or any other obligor upon the debt securities or any affiliate of Gerber or of such other obligor will be disregarded.

Each Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called by the trustee, by Gerber, pursuant to a resolution adopted by the Board of Directors, or by the holders of not less than 10% in principal amount of the outstanding debt securities of such series, in any such case upon satisfaction of any conditions and upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Notwithstanding the foregoing, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, except that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series, (1) there shall be no minimum quorum requirement for such meeting and (2) the holders of the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture.

Discharge, Defeasance and Covenant Defeasance

Gerber may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable at their stated maturity within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of the principal (and premium, if any) and interest and Additional Amounts payable to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or date of redemption, as the case may be.

Each Indenture provides that, if the provisions of the relevant Article of such Indenture are made applicable to the debt securities of (or within) any series pursuant to such Indenture, Gerber may elect either (1) to effect a “defeasance,” in which case it will be discharged from any and all obligations with respect to such debt securities (except for the obligation to pay Additional Amounts, if any, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or (2) to effect a “covenant defeasance,” in which case it will be released from its obligations with respect to the covenants described under “— Certain Covenants” or, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities. Such defeasance or covenant defeasance will be effected upon the irrevocable deposit by Gerber with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at their stated maturity, or Government Obligations (as described below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may be established only if, among other things, Gerber has delivered to the applicable trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

Each Indenture defines “Government Obligations” to mean securities which are (1) direct obligations of the United States of America or any government or governments which issued the foreign currency or currencies in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or any such other government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof. Government Obligations will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such

Government Obligation held by such custodian for the account of the holder of a depository receipt, except that (other than as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable supplemental indenture relating to any series of debt securities, if after Gerber has deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as described below) occurs in respect of the currency in which such deposit has been made, the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate. Each Indenture defines “Conversion Event” to mean the cessation of use of (a) a foreign currency other than the Euro both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (c) any currency for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars. If Gerber effects a covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of an Event of Default, the amount in such currency in which such debt securities are payable, and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. Gerber, however, would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Subordination

Under the Subordinated Debt Securities Indenture, the payment of the principal of, and any interest amount on, the subordinated debt securities will be subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all existing and future senior indebtedness of Gerber. The subordinated debt securities of any series will rank pari passu in right of payment with all other subordinated indebtedness of Gerber of the same ranking and senior in right of payment to indebtedness of Gerber subordinated in right of payment to such series.

If Gerber dissolves, winds up, liquidates or reorganizes, or if it is the subject of any bankruptcy, insolvency, receivership or similar proceedings, Gerber will pay the holders of senior indebtedness in full in cash or other payment satisfactory to the holders of senior indebtedness before it pays the holders of the subordinated debt securities. If payment of the subordinated debt securities is accelerated because of an Event of Default under the Subordinated Debt Securities Indenture, Gerber must pay the holders of senior indebtedness in full all amounts due and owing thereunder before it pays the holders of the subordinated debt securities. The Subordinated Debt Securities Indenture requires Gerber promptly to notify holders of senior indebtedness if payment of any subordinated debt securities is accelerated because of an Event of Default under such Indenture.

Gerber may not make any payment on the subordinated debt securities or purchase or otherwise acquire the subordinated debt securities if:

•	a default in the payment of any “designated senior indebtedness” (as defined below) occurs and is continuing beyond any applicable period of grace; or

•	any other default of designated senior indebtedness occurs and is continuing that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a payment blockage notice from the persons permitted to give such notice under the Subordinated Debt Securities Indenture.

Gerber is required to resume payments on the subordinated debt securities:

•	in case of a payment default of designated senior indebtedness, on the date on which such default is cured or waived or ceases to exist; and

•	in case of a nonpayment default of designated senior indebtedness, on the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the payment blockage notice is received.

No new period of payment blockage may be commenced for a default unless:

•	365 days have elapsed since Gerber’s receipt of the prior payment blockage notice; and

•	all scheduled payments on the subordinated debt securities that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for a subsequent payment blockage notice.

If either the trustee or any holder of subordinated debt securities receives any payment or distribution of Gerber’s assets in contravention of these subordination provisions before all senior indebtedness is paid in full, such payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness to the extent necessary to make payment in full of all senior indebtedness remaining unpaid.

There are no restrictions in the Subordinated Debt Securities Indenture upon the creation of additional senior indebtedness or other indebtedness.

The Subordinated Debt Securities Indenture defines “designated senior indebtedness” with respect to any series of debt securities as specified indebtedness of Gerber as of the date of execution of such Indenture with respect to such series and any other senior indebtedness in which the instrument creating or evidencing the indebtedness, or any related agreements or documents to which Gerber is a party, expressly provides that such indebtedness is “designated senior indebtedness” for purposes of the Subordinated Debt Securities Indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the senior indebtedness to exercise the rights of designated senior indebtedness).

“Indebtedness” is defined under the Subordinated Debt Securities Indenture as the following:

(1) all of Gerber’s indebtedness, obligations and other liabilities, contingent or otherwise, (a) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (b) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of Gerber or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all of Gerber’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all of Gerber’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on Gerber’s balance sheet;

(4) all of Gerber’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that Gerber is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including Gerber’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

(5) all of Gerber’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6) all of Gerber’s direct or indirect guarantees or similar agreements by it in respect of, and all of Gerber’s obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in the five clauses immediately above; and

(7) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in the six clauses immediately above.

The Subordinated Debt Securities Indenture defines “senior indebtedness” as the principal of, and premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of Gerber, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Gerber, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior indebtedness does not include:

•	indebtedness that expressly provides that such indebtedness (1) shall not be senior in right of payment to the subordinated debt securities, (2) shall be equal or junior in right of payment to the subordinated debt securities, or (3) shall be junior in right of payment to any of Gerber’s other indebtedness;

•	any indebtedness of Gerber to any of its majority-owned subsidiaries, other than indebtedness to Gerber’s majority-owned subsidiaries arising by reason of guarantees by Gerber of indebtedness of such subsidiary to a person that is not Gerber’s subsidiary; and

•	indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

The Subordinated Debt Securities Indenture provides that Gerber may not incur, directly or indirectly, or otherwise become liable for any indebtedness which is subordinated or junior in right of payment to any senior indebtedness unless such indebtedness is senior subordinated indebtedness or is subordinated indebtedness. The Subordinated Debt Securities Indenture defines:

•	“senior subordinated indebtedness” as any series of subordinated debt securities and any other indebtedness of Gerber that specifically provides that such indebtedness is to have the same rank in right of payment as such series and is not subordinated by its terms in right of payment to any indebtedness or other obligations of Gerber that is not senior indebtedness; and

•	“subordinated indebtedness” as any indebtedness of Gerber that specifically provides that such indebtedness is subordinated in right of payment to any series of subordinated debt securities.

Common Stock

The following is a summary of the material terms of our common stock under our amended and restated certificate of incorporation and amended and restated by-laws. This summary is not complete and is qualified in its entirety by reference to our certificate of incorporation and by-laws. You may obtain copies of these documents as described under “Where to Find Additional Information.”

Gerber is authorized to issue 100,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2009, 24,608,644 shares of common stock were issued and outstanding.

The common stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Voting Rights

Each holder of common stock is entitled to cast one vote for each outstanding share of common stock held upon any matter, including the election of directors, which is properly considered and acted upon by the shareholders. This voting right is subject to any action by the Board of Directors granting holders of preferred stock exclusive or special voting powers with respect to any matter. Each holder of shares of common stock is entitled to attend all special and annual meetings of Gerber’s shareholders.

Gerber’s by-laws provide that the presence in person or by proxy at any meeting of shareholders of holders of common stock representing a majority of the votes entitled to be cast on a matter will constitute a quorum for action on that matter at the meeting. When a quorum is present at any shareholder meeting, unless the Connecticut Business Corporation Act, or “CBCA,” or Gerber’s certificate of incorporation requires a greater number of affirmative votes, an action (other than the election of directors) will be approved if the votes cast in favor of the action by holders of the common stock exceed the votes cast in opposition to the action. Gerber’s directors are elected by a plurality of the votes cast of the shares of common stock represented at the shareholder meeting.

Notwithstanding the foregoing, Gerber’s certificate of incorporation provides that the affirmative vote of at least a majority of the votes entitled to be cast on the action, voting in accordance with the requirements of the CBCA and the certificate of incorporation, are required to amend the certificate of incorporation or to amend or repeal or adopt any provision inconsistent with Article VI of the by-laws. Article VI of the by-laws provides that, except as otherwise provided in the certificate of incorporation, the by-laws may be amended or repealed either by the affirmative vote of a majority of the shareholder votes entitled to be cast on such amendment or repeal or by the affirmative vote of a majority of the total number of directors Gerber would have if there were no vacancies on the Board of Directors. The foregoing shareholder vote would exceed the minimum vote, summarized in the paragraph above, generally prescribed by the CBCA to approve such types of amendments.

Gerber’s by-laws provide that the number of directors may not be fewer than three nor more than 11, exclusive of directors, if any, elected by the holders of one or more series of preferred stock which may be outstanding at any time, voting separately as a class pursuant to the certificate of incorporation.

Dividend Rights

Dividends may be paid on the common stock on an equal per-share basis, but only when, as and if declared by the Board of Directors out of assets legally available for the payment of dividends. Holders of common stock will be entitled to receive any such dividends only after the provisions with respect to preferential dividends on any outstanding series of preferred stock have been satisfied and after Gerber has complied with any requirements with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of preferred stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of Gerber, whether voluntary or involuntary, the holders of the common stock, together with the holders of any class or series of stock entitled to participate with the holders of the common stock, in whole or in part, as to distribution of assets, will be entitled to receive the remaining assets of Gerber available for distribution, in cash or in capital stock, subject to the relative rights and preferences of any then outstanding shares of preferred stock and any other class or series that are issued and outstanding, having preference over the common stock in such an event of liquidation, dissolution or winding-up.

Other Rights

Holders of the common stock have no redemption or conversion rights and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The common stock has no sinking fund provisions.

The rights and privileges of holders of the common stock described above may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which the Board of Directors may authorize and Gerber may issue from time to time. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the Board of Directors could adversely affect the voting power of the holders of the common stock and could impede any attempt to effect a change in control of Gerber, even if such a transaction would be beneficial to the interests of Gerber’s shareholders.

Antitakeover Legislation

Business Combinations With Interested Shareholders.  Gerber is subject to the provisions of Section 33-844 of the CBCA, which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction on which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person became an interested shareholder is approved by the corporation’s board of directors, and by a majority of its non-employee directors, before the date on which such person became an interested shareholder. Gerber also is subject to Sections 33-841 and 33-842 of the CBCA. These provisions generally require business combinations of a Connecticut corporation with an interested shareholder to be approved by the corporation’s board of directors and then by the affirmative vote of at least (1) the holders of 80% of the voting power of the outstanding shares of the corporation’s voting stock and (2) the holders of two-thirds of the voting power of the outstanding shares of the corporation’s voting stock, excluding the voting stock held by the interested shareholder, unless the consideration to be received by the shareholders meets specified price and other requirements set forth in Section 33-842 of the CBCA. A “business combination” generally includes, among other transactions involving the corporation or any subsidiary with (or providing specified financial benefits to) an interested shareholder, mergers and consolidations, asset sales and other asset dispositions, and some types of stock issuances. Subject to exceptions, an “interested shareholder” includes a person that beneficially owns 10% or more of the corporation’s voting power, or is an affiliate of the corporation and beneficially owned 10% or more of the corporation’s voting power within a specified period before the date of the transaction.

Consideration of Stakeholder Interests.  Gerber is subject to Section 33-756(d) of the CBCA, which generally requires directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests in addition to the interests of shareholders, including the interests of the corporation’s employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located.

Sales of Assets, Plans of Merger and Share Exchanges.  Under its certificate of incorporation, Gerber has opted out of “grandfather” provisions of the CBCA relating to sales of assets, plans of merger and share exchanges that apply to corporations, such as Gerber, that were incorporated under the laws of Connecticut before January 1, 1997. Section 33-817 of the CBCA requires that, unless the corporation’s certificate of incorporation expressly provides otherwise or specified exceptions apply, a plan of merger or share exchange by a corporation incorporated under the laws of Connecticut before January 1, 1997 must be approved by the affirmative vote of at least two-thirds of each class or series of stock entitled to vote on such a transaction as a separate class or series, and by the affirmative vote of at least two-thirds of each class of stock outstanding before January 1, 1997, and not otherwise entitled to vote on the transaction. In addition, Section 33-831 of the CBCA requires that, unless the corporation’s certificate of incorporation expressly provides otherwise or specified exceptions apply, the sale, lease, exchange or disposition of all, or substantially all, of a corporation’s property by a corporation incorporated under the laws of Connecticut before January 1, 1997 must be approved by the affirmative vote of at least two-thirds of each class or series of stock entitled to vote on the transaction as a separate class or series, and by the affirmative vote of at least two-thirds of each class of stock outstanding before January 1, 1997, whether or not otherwise entitled to vote on the transaction.

Gerber has elected not to be governed by the “grandfather” provisions of Sections 33-817 and 33-831 of the CBCA. Gerber’s certificate of incorporation provides that the approval of any plan of merger, share exchange or disposition of assets consummated by Gerber that is otherwise covered by Sections 33-817 and 33-831 as described above would require the affirmative vote of a majority of the votes entitled to be cast on any such transaction, which is the vote required under provisions of the CBCA applicable to corporations incorporated in Connecticut on or after January 1, 1997.

Limitation of Liability and Indemnification

Limitation of Liability of Directors.  Gerber’s certificate of incorporation provides that the personal liability of any director to Gerber or its shareholders for monetary damages for breaching a duty as a director is limited to the amount of compensation received by the director for serving Gerber during the year of the violation if such breach did not:

•	involve a knowing and culpable violation of law by the director;

•	enable the director or an associate to receive an improper personal economic gain;

•	show a lack of good faith and a conscious disregard for the duty of the director to Gerber under circumstances in which the director was aware that the director’s conduct or omission created an unjustifiable risk of serious injury to Gerber;

•	constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to Gerber; or

•	create a liability under the CBCA for unlawful distributions by Gerber.

Indemnification.  Gerber’s certificate of incorporation provides that Gerber shall indemnify its directors for liability to any person for any action, or the failure to take any action, as a director so long as such liability does not fall within one of the categories described in the paragraph above relating to exculpation of directors. Gerber’s by-laws provide that Gerber shall indemnify, to the fullest extent permitted by law, any current or former director or officer of Gerber against all liabilities, expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer, in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of Gerber or otherwise, to which such director or officer was or is a party or is threatened to be made a party by reason of such director’s or officer’s current or former position with Gerber or by reason of the fact that such director or officer is or was serving, at the request of Gerber, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Directors are not entitled to indemnification under the by-laws against any liability that falls within one of the categories described in the paragraph above relating to exculpation of directors.

Gerber has entered into an indemnification agreement with each of its directors. The indemnification agreements supplement the indemnification provisions in Gerber’s certificate of incorporation and provide contractual assurances to the directors regarding indemnification protections that generally may not be altered by future changes to the certificate of incorporation without the director’s consent.

Connecticut law permits Gerber to obtain directors and officers liability insurance covering its directors and officers against certain claims or liabilities arising out of the performance of their duties, regardless of whether indemnification would be permitted under Connecticut law. Gerber currently maintains such liability insurance for its directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Investor Services, LLC.

Listing

The common stock is listed on the New York Stock Exchange under the symbol “GRB.”

Preferred Stock

General

Gerber is authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2009, Gerber had not issued any shares of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The Board of Directors has broad discretion with respect to the creation and issuance of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time. Subject to limitations prescribed by the CBCA, the Board of Directors is authorized from time to time and without further shareholder action to provide for the issuance of shares of preferred stock in one or more series, and to fix the voting powers, designations, preferences, relative rights and limitations of each such series, including, without limitation, dividend rights, conversion privileges, redemption rights, liquidation rights and the terms of any sinking fund or redemption or purchase account.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

(1) the distinctive serial designation of such series of preferred stock which shall distinguish it from other series of preferred stock;

(2) the number of shares of such preferred stock offered in such series;

(3) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

(4) whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(5) the amount or amounts, if any, which shall be payable out of the assets of the corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of Gerber, and the relative rights of priority, if any, of payments of the shares of such series;

(6) the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of Gerber or at the option of the holder of holders thereof or upon the happening of a specified event or events;

(7) the obligations, if any, of Gerber to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of Gerber or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of capital stock of Gerber or other securities or property of Gerber or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of exchange or conversion and any adjustments applicable thereto;

(9) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to other provisions of Gerber’s certificate of incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be composed solely of such series or of such series and one or more other series or classes of capital stock of Gerber) and that all shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series of separate class are voted on such matter; and

(10) any other related rights, preferences and limitations of the shares of the series not inconsistent with the foregoing or with applicable law.

The statements above describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of Gerber’s certificate of incorporation (including the applicable certificate of amendment) and by-laws and the Connecticut Business Corporation Act.

Transfer Agent

The registrar and transfer agent for a particular series of preferred stock will be set forth in the applicable prospectus supplement.

Depositary Shares

General

Gerber may issue receipts for depositary shares, each of which depositary receipts will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement among Gerber, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the preferred stock by Gerber to the preferred stock depositary, Gerber will cause the preferred stock depositary to issue, on behalf of Gerber, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from Gerber upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with the approval of Gerber, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever Gerber redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided Gerber shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by Gerber.

From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

Voting of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and Gerber will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of Gerber, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any other securities or property of Gerber. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct Gerber to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of preferred stock of Gerber or other shares of capital stock, and Gerber has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by Gerber equal to the value of the fractional interest based upon the closing price of the common stock on the last business day before the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the Deposit Agreement may at any time be amended by agreement between Gerber and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least 66 2/3% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Depositary Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all moneys and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

The Deposit Agreement may be terminated by Gerber upon not less than 30 days’ prior written notice to the preferred stock depositary if the holders of a majority of each series of preferred stock affected by such termination consent to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the Deposit Agreement will automatically terminate if (1) all outstanding depositary shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of Gerber and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (3) each share of the related preferred stock shall have been converted into securities of Gerber not so represented by depositary shares.

Charges of Preferred Stock Depositary

Gerber will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, Gerber will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the Deposit Agreement. Holders of depositary receipts, however, will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed that are outside of those duties expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Gerber notice of its election to do so, and Gerber may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from Gerber which are received by the preferred stock depositary with respect to the related preferred stock.

Neither the preferred stock depositary nor Gerber will be liable if, by law or any circumstances beyond its control, it is prevented from or delayed in performing its obligations under the Deposit Agreement. The obligations of Gerber and the preferred stock depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and Gerber and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. Gerber and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

If the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and Gerber, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from Gerber.

Warrants

Gerber may issue by means of this prospectus warrants for the purchase of its debt securities, preferred stock, depositary shares or common stock. Gerber may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Gerber and a warrant agent specified therein. The warrant agent will act solely as an agent of Gerber in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants to be issued, including the following, where applicable:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Rights

Gerber may issue rights to its shareholders for the purchase of shares of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between Gerber and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of Gerber in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number shares of common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Units

Gerber may issue units composed of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants and rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe, where applicable:

•	the designation and terms of the units and of the securities constituting the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, except if the book-entry system is unavailable for any reason, which means that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary, or by a nominee of such depositary to such depositary or another nominee of such depositary, or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, Gerber anticipates that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by Gerber if the securities are offered and sold directly by Gerber. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable Indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of Gerber, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Gerber expects that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. Gerber also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depositary for a series of securities at any time is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Gerber within 90 days, Gerber will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, Gerber, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	in block trades; and

•	to investors directly in negotiated sales or in competitively bid transactions.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing shareholders or other security holders. In some cases, we or dealers acting with us or on our behalf also may purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities, including:

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We also may loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

In compliance with guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the maximum consideration or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Sales Through Underwriters

If we use underwriters in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for the solicitation of the contracts.

Direct Sales

We may sell offered securities directly as principal for our own account. In this case, no underwriters or agents would be involved.

Rights Offerings

If we offer securities in a subscription rights offering to our existing shareholders or other security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Sales Through the Internet

From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of securities for which such broker-dealers, agents or underwriters may act as agents or to which they may sell as principal, or both. The compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution might be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

To facilitate the offering of securities under this prospectus or an applicable prospectus supplement, some persons participating in the offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities during and after the offering of the securities. Specifically, if the applicable prospectus supplement permits, the underwriters of the securities may over-allot or otherwise create a short position in the securities for their own account by selling more of the securities than we have sold to them and may elect to cover any such short position by purchasing the securities in the open market.

In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid also may affect the price of securities to the extent that it discourages resales of the securities. We make no representation as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

To comply with the securities laws of some states and other jurisdictions, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states and other jurisdictions, the securities may not be sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date before the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us or one or more of the agents or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent to dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our web site or the web site of any agent or dealer and any information contained in any other web site maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the web site maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus also may be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such an issuance is not exempt from the registration requirements of the Securities Act.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other documents with the SEC under the Exchange Act. You may read and copy any document we file at the SEC public reference room located at the following location:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may call the SEC at 1-800-SEC-0330 for further information concerning the public reference room. Our SEC filings are also available at the Internet web site maintained by the SEC at http://www.sec.gov. In addition, we maintain an Internet web site that contains information about us at www.gerberscientific.com. The information contained on our web site does not constitute a part of this prospectus.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC relating to the securities covered by this prospectus. This prospectus does not contain all of the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection and copying as described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2009;

•	our Current Report on Form 8-K filed on July 9, 2009 and referred to below; and

•	the description of our common stock contained in our Current Report on Form 8-K filed on July 9, 2009, including any reports we file for the purpose of updating this description.

We also incorporate by reference any additional documents or information that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information furnished to and not filed with the SEC) from the date of the registration statement of which this prospectus forms a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any information that we later file with the SEC will automatically update and replace the information we previously filed with the SEC.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

We will provide a copy of any or all of the information we incorporate by reference, at no cost, to each person, including any beneficial owner, to whom this prospectus is delivered. To request a copy of any or all of this information, you should write or telephone us at the following address and telephone number:

Gerber Scientific, Inc.
83 Gerber Road West
South Windsor, Connecticut 06074
(860) 644-1551
Attn: Corporate Secretary

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended April 30, 2009 have been so incorporated in reliance on the report dated July 7, 2009 (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Virtek Vision International, Inc. and Gamma Computer Tech Co., Ltd., businesses Gerber acquired as of April 30, 2009) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Amount to the Paid
SEC registration fee		$1,953
Listing fees		*
Blue sky qualification fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Trust fees and expenses		*
Rating agency fees		*
Miscellaneous		*

Total	$	*

*	The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Connecticut Business Corporation Act.  Gerber Scientific, Inc. (the “Registrant”) is a Connecticut corporation subject to the applicable indemnification provisions of the Connecticut Business Corporation Act (the “CBCA”). Section 33-771(a) of the CBCA provides that, subject to the determination and authorization requirements of Section 33-775, the Registrant may indemnify an individual who is a party to a proceeding because he or she is a director of the Registrant against liability incurred in the proceeding if such individual acted in good faith and reasonably believed, in the case of conduct in such individual’s official capacity, that his or her conduct was in the best interests of the Registrant, and, in all other cases, that such individual’s conduct was at least not opposed to the best interests of the Registrant. For indemnification in the case of any criminal proceeding, a director must have had no reasonable cause to believe that such director’s conduct was unlawful. Section 33-776 of the CBCA provides that the Registrant shall, subject to the determination and authorization requirements of Section 33-775, indemnify an individual who is a party to a proceeding because he or she is an officer of the Company to the same extent as if the individual was a director of the Registrant under Section 33-771.

The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA. Section 33-771(d) of the CBCA provides that, unless ordered by a court, the Registrant shall not indemnify a director under Section 33-771 of the CBCA in connection with a proceeding by or in the right of the Registrant, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771 of the CBCA, or in connection with any proceeding with respect to conduct for which the director was found liable on the basis that the director received a financial benefit to which he or she was not entitled, whether or not involving action in the director’s official capacity.

Section 33-772 of the CBCA requires the Registrant to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he or she was a director of the Registrant, against reasonable expenses incurred by the director in connection with the proceeding.

Section 33-773 of the CBCA provides that the Registrant may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director. The director is required to deliver a written affirmation of the director’s good faith belief that the director has met the relevant standard of conduct described in Section 33-771 of the CBCA and an undertaking to repay any funds advanced if such director is not entitled to mandatory indemnification and it is ultimately determined that the director has not met the relevant standard of conduct.

Section 33-775 of the CBCA provides that the Registrant may not indemnify a director under Section 33-771 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because the director has met the relevant standard of conduct set forth in Section 33-771. For directors, the determination and authorization required by Section 33-775 may be made by, if there are two or more disinterested directors, a majority vote of all the disinterested directors or by a majority vote of the members of a committee of two or more disinterested directors, by special legal counsel, or by the Registrant’s shareholders. For officers, the determination and authorization required by Section 33-775 also may be made by the general counsel of the Registrant or by such other or additional officer or officers as the board of directors may specify.

Certificate of Incorporation.  The Registrant’s certificate of incorporation generally provides that the Registrant shall indemnify its directors for liability, as defined in Section 33-770(5) of the CBCA, to any person for any action, or the failure to take any action, as a director, so long as such liability does not (1) involve a knowing and culpable violation of law by the director, (2) enable the director or an associate to receive an improper personal economic gain, (3) show a lack of good faith and a conscious disregard for the duty of the director to the Registrant under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Registrant, (4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Registrant or (5) create liability under Section 33-757 of the CBCA for unlawful distributions by the Registrant.

By-Laws.  The Registrant’s by-laws provide that the Registrant shall indemnify, to the fullest extent permitted by law, any current or former director or officer of the Registrant against all liabilities, expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer, in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Registrant or otherwise, to which such director or officer was or is a party or is threatened to be made a party by reason of such director’s or officer’s current or former position with the Registrant or by reason of the fact that such director or officer is or was serving, at the request of the Registrant, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Directors would not be entitled to indemnification against any liability that falls within one of the five categories described in the paragraph above.

Indemnification Agreement.  The Registrant has entered into an indemnification agreement with each of its directors. The indemnification agreements supplement the indemnification provisions in the Registrant’s certificate of incorporation and provide contractual assurances to the directors regarding indemnification protections that generally may not be altered by future changes to the certificate of incorporation without the director’s consent.

Insurance.  Connecticut law permits the Registrant to obtain directors and officers liability insurance covering its directors and officers against certain claims or liabilities arising out of the performance of their duties, regardless of whether indemnification would be permitted under Connecticut law. The Registrant currently maintains such liability insurance for its directors and officers.

Item 16.	Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) In the event that rights or warrants are to be offered to existing security holders and any securities not taken by the security holders are to be offered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Windsor, State of Connecticut, on this 17th day of July, 2009.

GERBER SCIENTIFIC, INC.

By:	/s/ Michael R. Elia
Michael R. Elia
Executive Vice President and Chief Financial Officer
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed as of July 17, 2009 by the following persons in the capacities indicated.

Signature		Title

/s/ Marc T. Giles Marc T. Giles		President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael R. Elia Michael R. Elia		Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John J. Krawczynski John J. Krawczynski		Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

* Donald P. Aiken		Chairman and Director

* Edward G. Jepsen		Director

* Randall D. Ledford		Director

* John R. Lord		Director

* Carole F. St. Mark		Director

* W. Jerome Vereen		Director

*By:	/s/ William V. Grickis, Jr. William V. Grickis, Jr. Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description

*1	.1	Form of Common Stock Underwriting Agreement.
*1	.2	Form of Preferred Stock Underwriting Agreement.
*1	.3	Form of Depositary Shares Underwriting Agreement.
*1	.4	Form of Debt Securities Underwriting Agreement.
*1	.5	Form of Warrants Underwriting Agreement.
*1	.6	Form of Rights Underwriting Agreement.
*1	.7	Form of Unit Underwriting Agreement.
4.1		Amended and Restated Certificate of Incorporation of Gerber Scientific, Inc. (the “Company”). Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2004 and incorporated herein by reference.
4.2		Amended and Restated By-Laws of the Company. Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 1, 2007 and incorporated herein by reference.
*4	.3	Form of Deposit Agreement for Depositary Shares.
**4	.4	Form of Senior Debt Securities Indenture.
**4	.5	Form of Subordinated Debt Securities Indenture.
*4	.6	Form of Equity Warrant Agreement.
*4	.7	Form of Debt Warrant Agreement.
*4	.8	Form of Rights Agreement.
*4	.9	Form of Unit Agreement.
4.10		Specimen certificate representing the Common Stock of the Company. Filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007 and incorporated herein by reference.
*4	.11	Specimen Preferred Stock certificate.
*4	.12	Form of Warrant Certificate.
*4	.13	Form of Rights Certificate.
*4	.14	Form of Unit Certificate.
**5	.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
***12	.1	Computation of Ratio of Earnings to Fixed Charges.
**23	.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
**23	.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
***24	.1	Power of Attorney.
*25	.1	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.

**	Filed herewith.

***	Previously filed.